                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the inclusion in this Registration Statement of Larscom Incorporated on Form S-4 of our report for VINA Technologies, Inc. dated January 22, 2003 (February 28, 2003 as to Note 15), appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Historical Consolidated Financial Data of VINA" and "Experts" in such proxy statement/prospectus.

                                          /s/ DELOITTE & TOUCHE LLP

San Jose, California
April 14, 2003